UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.      )

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☒ Definitive Proxy Statement
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HANMI FINANCIAL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
ELECTION OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
PRICE PERFORMANCE GRAPH
INDEPENDENT ACCOUNTANTS
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER OF THE AUDIT COMMITTEE
OTHER MATTERS
STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING
AVAILABILITY OF FORM 10-K

HANMI FINANCIAL CORPORATION

3660 Wilshire Boulevard
Penthouse Suite “A”
Los Angeles, California 90010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 21, 2003

       The 2003 Annual Meeting of Stockholders of HANMI FINANCIAL CORPORATION (the “Company”) will be held at the Sheraton Universal Hotel, located at 333 Universal Terrace Parkway Universal City, California, on Wednesday, May 21, 2003, beginning at 10:30 A.M. local time, for the following purposes:

1. To elect four nominees to serve as directors of the Company, each for a term of three years until respective successors shall be elected and qualified; and

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

      Our agenda for the Annual Meeting will also include an overview of the Company’s business operations and recent performance results of Hanmi Financial Corporation.

      The Board of Directors has fixed the close of business on March 24, 2003 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

      You are cordially invited to attend the Annual Meeting. However, you must be a stockholder of record at the close of business on March 24, 2003 to vote at the meeting. Regardless of whether or not you will attend, please vote by signing, dating and returning the enclosed proxy card.

By Order of the Board of Directors

Chung Hoon Youk
President and Chief Executive Officer

Los Angeles, California

April 21, 2003

HANMI FINANCIAL CORPORATION

PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 21, 2003

       This Proxy Statement is furnished to the stockholders of Hanmi Financial Corporation (the “Company”) in connection with the solicitation of proxies for use at the 2003 Annual Meeting of Stockholders to be held at the Sheraton Universal Hotel located at 333 Universal Terrace Parkway, Universal City, California, on Wednesday, May 21, 2003, beginning at 10:30 A.M. local time, and at any adjournment thereof.

Record Date; Solicitation of Proxies

      The close of business on March 24, 2003 has been selected as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Each holder of common stock is entitled to one vote per share of such stock held. At that date, there were approximately 13,923,330 outstanding shares of the Company’s common stock entitled to vote at the annual meeting.

      In addition to soliciting proxies by mail, officers, directors and employees of the Company, without receiving any additional compensation, may solicit proxies by telephone, fax, in person or by other means. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation materials to the beneficial owners of the Company’s common stock held of record by such persons, and the Company will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The Company will pay all expenses related to the solicitation of proxies.

      If you hold your stock in Street name, and you would like to vote in person, you will need to obtain a proxy authorization from your broker, bank, or other nominee to vote the shares.

      The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of the Company’s common stock entitled to vote at the Annual Meeting. Shares voted in a matter are treated as being present for purposes of establishing a quorum. Abstentions and broker nonvotes will be counted for determining a quorum, but will not be counted for purposes of determining the number of votes cast “FOR” or “AGAINST” any matter. If no directions are given, the shares represented by the proxies will be voted FOR the election of the nominees for director. The four nominees for directors who receive the most votes will be elected, so if you withhold authority to vote for a particular nominee, your vote will not count either “For” or “Against” the nominee. The named proxies may vote in their discretion upon such matters as may properly come before the meeting.

Revocability of Proxies

      Any holder of the Company’s common stock may revoke a proxy at any time before it is voted by filing with the secretary of the Company an instrument revoking the proxy or by returning a duly executed proxy bearing a later date, or by attending the annual meeting and voting in person. Any such filing should be made to the attention of the Secretary, Hanmi Financial Corporation, Penthouse Suite “A”, 3660 Wilshire Boulevard, Los Angeles, California 90010. Attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

      The Company intends to cause this Proxy Statement to be mailed to stockholders on or about April 21, 2003.

BENEFICIAL OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

      The following tables set forth information pertaining to beneficial ownership (as defined below) of the Company’s common stock, by (i) persons known to the Company to own more than five percent of the outstanding shares of the Company’s common stock, (ii) each director and nominee for election, (iii) each Named Executive Officer of the Company, and (iv) all directors and executive officers of the Company as a group. The information contained herein has been obtained from the Company’s records and from information furnished to the Company by each individual or entity. Management knows of no person who own, beneficially or of record, either individually or with associates, more than five percent of the Company’s common stock, except as set forth below.

      The number of shares “beneficially owned” by a given stockholder are determined under Securities and Exchange Commission Rules, and the designation of ownership set forth below is not necessarily indicative of ownership for any other purpose. In general, the beneficial ownership as set forth below includes shares over which a director, director nominee, principal stockholder or executive officer has sole or shared voting or investment power and certain shares which such person has a vested right to acquire, under the stock options or otherwise, within 60 days of the date hereof. Except as otherwise indicated the address for each of the following persons is the Company’s address. The following information is as of March 24, 2003.

	Common Stock
	Beneficiary Owned

Name and Address of Beneficial Owner	Number	Percentage

Eung Kyun Ahn(1)(2)	552,095	3.96%
Director
I Joon Ahn(1)(3)	561,295	4.02%
Director
Stuart S. Ahn(1)(3)(10)	168,327	1.21%
Director
George S. Chey(1)	168,556	1.21%
Director
Yong Ku Choe(3)(4)	90,275	0.65%
Sr. Vice President and Chief Financial Officer
Wun Hwa Choi(5)	18,111	0.13%
Sr. Vice President and Chief Credit Officer
Ki Tae Hong(1)(3)	185,703	1.33%
Director
David Kim(6)	10,094	0.07%
Sr. Vice President and Chief Operations Officer
Joon H. Lee(1)	516,100	3.70%
Director
Richard B. C. Lee(1)(7)	435,449	3.12%
Director
Chang Kyu Park(3)(8)	604,942	4.34%
Chairman of the Board
Joseph K. Rho(1)(3)	645,444	4.63%
Director
Won R. Yoon(1)(3)(14)	783,485	5.62%
Director
Chung Hoon Youk(9)	77,067	0.55%
President and Chief Executive Officer and Director
John H. Ahn(11)	1,008,596	7.24%
FMR Corp(12)	1,237,185	8.89%
Schwerin Boyle(13)	883,461	6.35%
All directors and executive officers as a group(14 in number)	4,816,941	33.89%

(1)	Includes 26,209 shares issuable upon exercise of options issued under the Company’s 2000 Stock Option Plan at an exercise price of $6.82 (7,897 shares) and $7.78 (18,312 shares).

(2)	Includes 67,720 shares held in the name of his children living with him.

(3)	Shares beneficial ownership with his spouse.

(4)	Includes 3,270 shares issuable upon the exercise of options issued under the Company’s 2000 Stock Option Plan at an exercise price of $14.07.

(5)	Includes 14,066 shares issuable upon exercise of options issued under the Company’s 2000 Stock Option Plan at an exercise price of $8.12 (10,796 shares) and $14.07 (3,270 shares).

(6)	Includes 3,270 shares issuable upon the exercise of options issued under the Company’s 2000 Stock Option Plan at an exercise price of $14.07.

(7)	Includes 20,472 shares held in the names of his children under the Uniform Trust for Minor Act over which he exercises sole investment power.

(8)	Includes 18,312 shares issuable upon exercise of options issued under the Company’s 2000 Stock Option Plan at an exercise price of $7.78.

(9)	Includes 13,334 shares issuable upon exercise of options issued under the Company’s 2000 Stock Option Plan at exercise price of $15.50.

(10)	Includes 49,359 shares held for the benefit of his children and Trust of which he exercises voting and investment power.

(11)	Mr. Ahn’s address is 8592 Los Coyotes Dr., Buena Park, CA 90621.

(12)	Reflected as reported in the shareholder’s amended Schedule 13G dated 2/13/03. The address of FMR Corporation is 82 Devonshire Street, Boston, MA 02109. Pursuant to the Schedule 13b, FMR Corp. is the parent of Fidelity Management of Research Company, a registered investment adviser and beneficial owner of the shares reported by FMR Corp. The ownership of one investment company, Fidelity Low Priced Stock Fund, amounted to the entire ownership reflected in this table. Edward C. Johnson is the Chairman of FMR Corp. and Abigail Johnson is a director of FMR Corp.

(13)	The address of Schwerin Boyle Capital Management Inc. is 1391 Main Street, Springfield, MA 01103. Reflected as reported in the shareholder’s Schedule 13G dated 2/12/02.

(14)	Includes 197,029 shares held by Won R. Yoon MD & Soo Y. Song Yoon MD, Inc of which he and his spouse have a sole ownership.

ELECTION OF DIRECTORS

      The Company’s Bylaws provide for a Board of Directors consisting of no less than nine and no more than fifteen members, the exact number within this range being determined by the Board of Directors. The Board of Directors has set the number of directors at eleven. The Board of Directors is classified into three classes with each director serving a three-year term. I Joon Ahn, Joon H. Lee, Joseph K. Rho and Won R.Yoon are serving terms that expire at the Annual Meeting of Stockholders to be held in 2003. George S. Chey, Ki Tae Hong and Chung Hoon Youk are serving terms that will expire at the Annual Meeting of Stockholders to be held in 2004. Eung Kyun Ahn, Stuart S. Ahn, Richard B.C. Lee and Chang Kyu Park are serving terms that expire at the Annual Meeting of Stockholders to be held in 2005. At each Annual Meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring. Company officers are chosen annually by the Board of Directors and serve at the Board’s discretion.

      The Board of Directors has nominated I Joon Ahn, Joon H. Lee, Joseph K. Rho and Won R.Yoon for reelection to the Board of Directors for three-year terms that will expire at the Annual Meeting of Stockholders to be held in the year 2006. The nominees have indicated their willingness to serve and, unless otherwise instructed, proxies will be voted for the election of such nominees unless instructions are given on the proxy to withhold authority to vote for them.

      Nominations for the election of directors, other than by the Board of Directors, must be made by a stockholder entitled to vote for the election of directors by giving timely written notice to the secretary of the Company at the Company’s principal offices in compliance with the Company’s Bylaws. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper written form, the stockholder’s notice must contain such information as required by the Company’s Bylaws and applicable law.

      The following table sets forth certain information with respect to the nominees for director and the other directors of the Company. Each of the following was elected initially to the Company’s Board in connection with the reorganization of Hanmi Bank into a wholly owned subsidiary of the Company in June 2000.

Class I Directors — Term expires in 2003

Name and Position	Age	Principal Occupation for Past Five Years

I Joon Ahn	63	Owned Ace’s Fashion Co., a garment
Director		manufacturing company sold in January 2002.
Joon H. Lee	59	President, BACCO, a real estate investment and
Director		development company
Joseph K. Rho	62	Principal, J & S Investment
Director
Won R. Yoon	67	Chief Surgeon, Won R. Yoon, MD & Soo Y. Song
Director		Yoon, MD, Inc.

Class II Directors — Term expires in 2004

Name and Position	Age	Principal Occupation for Past Five Years

George S. Chey	72	Chairman, Pan International Realty, Inc., a
Director		real estate brokerage and management firm
Ki Tae Hong	58	President, Pacom International, Inc., international
Director		trade of computer-related products
Chung Hoon Youk	54	President and Chief Executive Officer, Hanmi Bank
Director		and Company

Class III Directors — Term expires in 2005

Name and Position	Age	Principal Occupation for Past Five Years

Eung Kyun Ahn	67	President, Ahn’s Music Inc., a musical instrument
Director		dealer
Stuart S. Ahn	57	Architect and Principal of Sunnyland Development
Director		Inc., a real estate development firm
Richard B. C. Lee	44	President, B C Textiles, Inc., an international
Director		trading co.
Chang Kyu Park	61	Pharmacist and Principal of Serrano Medical
Chairman of the Board		Center Pharmacy

Committees of the Board of Directors

      The Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Planning Committee. The members of the Audit Committee are directors independent of management who are not and never have been officers or employees of the Company.

      The Audit Committee appoints a firm of independent certified public accountants to conduct the annual audit of the Company’s books and records. The Audit Committee also reviews with such accounting firm the scope and results of the annual audit, the performance by such accountants of professional services in addition to those related to the annual audit and the adequacy of the Company’s internal controls. The members of the Audit Committee are Stuart S. Ahn, Ki Tae Hong, Joon H. Lee, Chang K. Park, and Won R. Yoon. The Audit Committee held 9 meetings in fiscal 2002. See “Report of the Audit Committee of the Board of Directors.”

      The Compensation Committee reviews and recommends to the Board of Directors the levels of compensation for the Company’s executive officers and approves and administrates the Company’s incentive compensation programs, including but not limited to the Company’s 2000 Stock Option Plan. The members of the Compensation Committee are Eung K. Ahn, George S. Chey, Joon Hyung Lee, Richard B.C. Lee, and Joseph K.Rho. The Compensation Committee held 4 meetings in fiscal 2002. See “Report of the Compensation Committee of the Board of Directors on Executive Compensation.”

      The Planning Committee recommends planning policy, new lines of business, capital and financial plans, and dividend plans to the board, also monitors the planning activities and the Company’s performance against its plans and budget. The members of the Planning Committee are Eung Kyun Ahn, I Joon Ahn, Stuart S. Ahn, George S. Chey, Chang Kyu Park., and Chung Hoon Youk. The Planning Committee held 10 meetings in fiscal 2002.

Director Compensation

      During fiscal 2002, the Board of Directors held 16 meetings. No member of the Board attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which he served.

      Each director who is not an employee of the Company was paid a monthly retainer fee of $2,000, and $500 at each special and/or committee meeting, thereafter up to a maximum of $2,500 per month. In addition, the Chairman of the Board received an additional $500 each month. Directors receive the amount from $7,600 to $11,100 for payment for health insurance. Directors are eligible to receive stock options under the Company 2000 Stock Option Plan. In 2002 no options were granted to the members of the Board.

Indemnification of Officers and Directors

      As permitted by the Delaware General Corporation Law, the Company’s Certificate of Incorporation limits the personal liability of a director of the Company for monetary damages for breach of fiduciary duty of care as a director. Liability is not eliminated for (a) any breach of the director’s duty of loyalty to the Company or its stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of dividends or stock purchases or redemptions pursuant to Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit.

Section 16(a) Beneficial Ownership Reporting Compliance

      Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding ten percent or more of the Company’s Common Stock are required to report their ownership of Common Stock and any changes in that ownership to the Securities and Exchange Commission (the “SEC”) and to furnish the Company with copies of such report. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file on a timely basis by such persons. Based solely upon a review of copies of reports filed with the SEC during fiscal 2002, all persons subject to the reporting requirements of Section 16(a) filed all required reports on a timely basis, except for five (5) reports filed on form 4 filed inadvertently late by Wun Hwa Choi and David Kim relating to an exercise of stock options, by Chung Hoon Youk relating to a grant of stock option, by Eung Kyun Ahn relating to a purchase of the company stock., and by Stuart S. Ahn relating to a sale of the company stock.

Compensation Committee Interlocks and Insider Participation

      No directors other than those identified above served as members of the Compensation Committee during the last completed fiscal year. No member of that Committee was an officer or employee of the Company or any of its subsidiaries during the year. None of the Named Executive Officers, as defined below, have served on the board of directors or on the compensation committee of any other entity, any of whose officers served either on the Board of Directors or on the Compensation Committee of the Company.

Executive Compensation

      The following table shows the compensation paid by the Company during the last three fiscal years to the Company’s chief executive officer and the Company’s three other executive officers (“Named Executive Officers”) at December 31, 2002.

Summary Compensation Table

						Long-Term
						Compensation
	Annual Compensation					Awards

	Fiscal				Other Annual	Stock
Name & Principal Position	Year	Salary($)	Bonus($)		Compensation($)(1)	Options#

Chung Hoon Youk	2002	$225,571	$110,250		—	40,000
President and Chief Executive	2001	$211,770	$105,000		—	—
Officer	2000	$201,667	$16,667		—	—
Yong Ku Choe	2002	$119,803	$34,067		—	—
Sr. Vice President and Chief	2001	$116,076	$45,596		—	16,350
Financial Officer	2000	$112,476	$24,006	(2)	—	—
Wun Hwa Choi	2002	$100,609	$31,839		—	—
Sr. Vice President and Chief	2001	$96,976	$43,050		—	16,350
Credit Officer	2000	$92,776	$21,141	(3)	—	—
David Kim	2002	$91,047	$30,724		—	—
Sr. Vice President and Chief	2001	$87,424	$41,776		—	16,350
Operations Officer	2000	$83,464	$19,709	(4)	—	—

(1)	The Company furnishes and plans to continue furnishing to certain officers the use of company-owned automobiles which are used primarily for the Company’s business purposes. The Company has provided and plans to continue to provide certain officers with certain specified life and medical insurance benefits. Since the portions of the automobile expenses, insurance premiums attributable to personal use, and other perquisites did not exceed the lower of $50,000 or ten percent (10%) of the total annual salary and bonus reported in the table per individual, such amounts have not been included in the foregoing figures.

(2)	Includes the dollar value of 231 shares of Hanmi Financial Corporation stock granted to the named executive.

(3)	Includes the dollar value of 193 shares of Hanmi Financial Corporation stock granted to the named executive.

(4)	Includes the dollar value of 177 shares of Hanmi Financial Corporation stock granted to the named executive.

Employment Agreements

      Hanmi Bank entered into a three (3) year employment agreement with Chung Hoon Youk effective November 1, 2002. Under the terms of the agreement, Mr. Youk serves as President and Chief Executive Officer of Hanmi Bank at a base annual salary of $250,000. In addition, Mr. Youk receives an annual bonus equal to four percent (4%) of Hanmi Bank’s profit before taxes which profits exceed a 20% return on the beginning primary capital for that year. The total bonus, however, may not exceed 75% of his annual salary. Mr. Youk also participates in accident, health and life insurance benefits provided for all employees as well as an additional term life insurance policy in the amount of $150,000. Either Mr. Youk or Hanmi Bank may terminate the employment agreement without cause at any time. If Hanmi Bank terminates the agreement without cause, upon such termination, Hanmi Bank must pay Mr. Youk his base salary, excluding any bonuses, for a period of six (6) months or for the remaining duration of the term of the agreement, whichever is less. Hanmi Bank must also compensate Mr. Youk for all accrued and unused vacation leave at this then current daily salary rate. If Mr. Youk terminates the agreement without cause, his base salary and bonus will immediately terminate on the date the agreement is terminated.

Stock Option Plan

      In 2000, the Company’s Board of Directors adopted the Hanmi Financial Year 2000 Stock Option Plan (“2000 Stock Option Plan”) which was approved by stockholders in May 2000. The purpose of the 2000 Stock Option Plan is to enable the Company to attract, retain and motivate officers, directors, and employees by providing for or increasing their proprietary interests in the Company and, in the case of non-employee directors, to attract such directors and further align their interests with those of the Company’s stockholders by providing or increasing their proprietary interests in the Company.

      In 1992, the Board of Directors and stockholders of Hanmi Bank adopted the Hanmi Bank 1992 Stock Option Plan in 1992 (the “1992 Plan”). Pursuant to the 1992 Plan, officers, directors and employees of Hanmi Bank were eligible to receive shares of Hanmi Bank common stock upon the exercise of options granted under the plan. After the reorganization of Hanmi Bank was completed, all obligations of the Company under the 1992 Plan became obligations of Hanmi Financial on the same terms and conditions, with the exception that the terms of options and the common stock issued upon the exercise of the options will be in accordance with the 2000 Stock Option Plan.

      The maximum number of shares of the Company’s common stock that may be issued pursuant to options granted under the 2000 Plan is 2,715,303 (subject to adjustment to prevent dilution). As of the date of this proxy statement, 1,312,575 shares of Hanmi Financial common stock were subject to options under the 2000 Plan.

      During the year ended December 31, 2002, new options of 40,000 were granted to Chung Hoon Youk, President and Chief Executive Officer.

Option Grants in Last Fiscal Year

      The following table shows all options to acquire shares of the Company’s stock granted to a Named Executive Officer during fiscal 2002.

					Potential Realized
					Value at Assumed
					Annual Rates of Stock
		Percent of Total			Appreciation for
	Number of Securities	Options Granted to			Option Term(3)
	Underlying Options	Employees in	Exercise Price	Expiration
Name	Granted(#)(1))	Fiscal Year	($/Share)(2)	Date	5%	10%

Chung Hoon Youk	40,000	100%	$15.50	10/31/05	$97,728	$205,220

(1)	These options are a non-qualified stock option plan pursuant to the 2000 Stock Option Plan. A 1/3 of the options vested immediately upon granted. The other 2/3 of the options vest in equal installment over a two-year period.

(2)	Market value on the date of grant.

(3)	Assumed annual rates of stock price appreciation are set by the SEC and are not a forecast of future appreciation. The amounts shown are pre-tax and also assume that the options will be held throughout their entire term. Actual realized value, if any, will be dependent on the future price of the Company’s common stock, as well as the continued employment of the option holder through the vesting period.

Aggregate Option Exercises in the Last Year and Fiscal Year End Option Values

      The following table shows all stock options exercised by the Named Executive Officers during the fiscal 2002, and the number and value of options they held at fiscal year end.

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year End(#)		Fiscal Year End($)(1)
	Acquired	Value realized
Name	On Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Chung Hoon Youk	83,113	$711,550	13,334	26,666	$15,467	$30,933
Yong Ku Choe	22,134	$240,154	3,270	13,080	$8,469	$33,877
Wun Hwa Choe	3,613	$29,140	14,066	21,210	$100,667	$103,307
David Kim	3,205	$34,454	3,270	13,080	$8,469	$33,877

(1)	Calculated by determining the difference between the exercise price of such option and the fair market value of the Company’s common stock at December 31, 2002, multiplied by the total number of shares subject to the option.

Certain Relationships and Related Transactions

      Some of the Company’s directors and executive officers and their immediate families, as well as the companies with which they are associated, are customers of, or have had banking transactions with, Hanmi Bank in the ordinary course of Hanmi Bank’s business, and Hanmi Bank expects to have banking transactions with such persons in the future. In management’s opinion, all loans and commitments to lend included in such transactions were made in the ordinary course of business, in compliance with applicable laws on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of repayment or presented other unfavorable features. The total amount of indebtedness owed to Hanmi Bank by the principal officers and current directors of Hanmi Bank (including associated companies) as of December 31, 2002 was approximately $2,644,942.

REPORT OF THE COMPENSATION COMMITTEE OF

THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

      The report of the Compensation Committee shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Overview and Philosophy

      The Compensation Committee of the Board of Directors (the “Committee”) is composed entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company’s and Hanmi Bank’s executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company and Hanmi Bank. The Committee is also responsible for setting and administering the policies which govern the Hanmi Financial 2000 Employee Stock Option Plan (“2000 Stock Option Plan”).

      There are three key elements in the Company’s and Hanmi Bank’s executive compensation program, all determined by individual and corporate performance:

•	Annual base salary;

•	Annual bonus program; and

•	Long-term incentive compensation.

      The Company’s executive compensation program is designed to enable it to attract, retain and motivate the highest quality of management talent available. Furthermore, the Committee believes that the value of the program should reflect, in large part, the value created for stockholders. The key objectives of the program are as follows:

•	To offer fair and competitive annual base salaries consistent with similarly situated companies in the banking industry;

•	To reward executives for corporate and individual performance through annual incentive bonus programs; and

•	To encourage future performance through the use of long-term incentives such as stock options that align the interests of employees and stockholders.

Annual Base Salaries

      Annually, the Committee establishes the base salaries to be paid to the executive officers of the Company and Hanmi Bank during the coming year, subject to the approval of the Board of Directors. In setting base salaries, the Committee takes into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and job performance, as well as the performance of the Company as a whole and current market conditions.

Bonus Program

      The Committee on an annual basis reviews the performance of the executive officers of the Company and Hanmi Bank to determine whether the performance should be rewarded with a discretionary cash bonus.

Long-term Incentive Compensation

      The Committee believes that employee stock ownership is a significant incentive in building stockholder wealth and aligning the interests of employees and stockholders. Stock options will only have value if the

Company’s stock price increases. Stock options utilize vesting periods to encourage key employees to continue in the employ of the Company.

      The 2000 Stock Option Plan authorizes the Committee to award stock options to employees at exercise prices, vesting schedules and on other terms established by the Committee.

Compensation of the Chief Executive Officer

      The Company’s Compensation Committee formally reviews the compensation paid to the Chief Executive Officer of the Company and of the Bank each year. Changes in base salary and awarding of cash incentives are based on overall financial performance and profitability related to objectives stated in the Company’s strategic performance plan and the initiatives taken to direct the Company. Information from Proxy Statement surveys is used in formulating recommendations regarding changes in the chief executive officer’s compensation to ensure his total compensation is comparable with industry peers. Final approval is made by the Company’s Board of Directors. After review of market information, specific accomplishments and the financial performance of the Company, the Committee made no change to the base salary of the Chief Executive Officer of the Company and the Bank for ten (10) months from January 1 through October 31 in 2002 on which his first three-years term was expired. His base salary for the remaining two (2) months in 2002 is covered under a new contract. The Committee renewed the Chief Executive Officer’s contract for another three-years effective November 1, 2002. The Committee increased the base salary of the Chief Executive Officer of the Company and the Bank by $50,000 and increased his bonus limit from 50% to 75% of his annual salary.

Policy with Respect to Section 162(m)

      Section 162(m) of the Internal Revenue Code of 1987, as amended (the “Code”), generally limits the corporate deduction for compensation paid to executive officers named in the Proxy Statement to $1,000,000, unless the compensation qualifies as “performance based” and has been approved in advance by a vote of its stockholders. Neither the Company nor Hanmi Bank is currently compensating any named executive officers at levels that would cause this limitation on corporate tax deductions to apply and has no current plans to do so. The Compensation Committee has accordingly not adopted a formal policy concerning the application of the Section 162(m) limitation on tax deductions. The Compensation Committee will continue to monitor the applicability of Section 162(m). The Compensation Committee will, if it appears that any named executive officer will likely be approaching the $1,000,000 compensation limitation in the near future, review whether such payments should be structured so as to qualify as deductible performance-based compensation.

Compensation Committee

Eung K. Ahn
George S. Chey
Joon Hyung Lee
Richard B.C. Lee
Joseph K. Rho

PRICE PERFORMANCE GRAPH

      Set forth below is a graph comparing stockholder return on the Company’s common stock valued on the market price of common stock with the cumulative total returns for companies on an indexed basis of a $100 investment in the Company’s common stock, the Nasdaq Composite® (US) Index and the S & P Financial. Periods prior to June 2000 represent trading in the common stock of Hanmi Bank prior to the reorganization of the Company into a bank holding company. The Company’s common stock was accepted for listing on Nasdaq on January 29, 2001. The performance graph shall not be deemed incorporated by reference to any general statement incorporating by reference this Proxy Statement into any filing under the Security Act of 1933 or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Comparison of Cumulative Total Return on $100 Investment

Among the Company, Nasdaq Composite® (US) Index, and S & P Financials Index

Comparative Return

	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

HAFC	100.00	80.19	100.82	123.09	181.69	227.60
NASDAQ	100.00	139.63	259.13	157.32	124.20	84.12
S&P Financials	100.00	109.57	112.13	138.40	123.82	103.49

INDEPENDENT ACCOUNTANTS

      The firm of KPMG, LLP (“KPMG”) served as the Company’s independent accountants for the year ended December 31, 2002. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the Annual Meeting of Stockholders, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

      The aggregate fees billed by KPMG for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $102,000.

Financial Information Systems Design and Implementation Fees

      There were no fees billed by KPMG for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2002.

All Other Fees

      The fees billed by KPMG for services rendered to the Company, other than the services described above under “Audit Fees” and “Financial Information Systems Design and Implementation Fees”, for the fiscal year ended December 31, 2002 were $421,400. These fees were for income tax service fee of $21,400 and financial consulting fee of $400,000. The Audit Committee considered whether the provision of services other than services in connection with the Company’s audit, were comparable with maintaining KPMG’s independence.

Changes in Independent Accountants

      On April 11, 2001, the Company’s Audit Committee approved the termination of Deloitte & Touche, LLP as the Company’s independent auditors.

      During the fiscal years ended December 31, 2000 and 1999 and all subsequent periods preceding the date of termination (April 11, 2001), there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to such disagreements in its reports. In addition, there were no “reportable events” (as defined in Regulation S-K Item 304(a)(v)).

      Deloitte & Touche’s report on the financial statements for the fiscal years ended December 31, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      Effective April 26, 2001, the Company engaged KPMG, LLP as its independent accountant. During the fiscal years ended December 31, 2000, 1999 and 1998, through the date of engagement, the Company did not consult with KPMG regarding either (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements; or (b) an matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Board of Directors maintains an Audit Committee comprised of five of the Company’s outside directors. The Board of Directors and the Audit Committee believe that the Audit committee’s current member composition satisfies the rule of the National Association of Securities Dealers, Inc. (“NASD”) that governs audit committee composition, including the requirement that audit committee members all be “independent directors” as that term is defined by NASD Rule 4200(a)(15).

      The Audit Committee oversees the Company’s financial process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Board of Directors has adopted a written Charter of the Audit Committee.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and the Company including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board, Standard No. 1.

      The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

      In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 for filing with the Securities and Exchange Commission.

The Audit Committee

Stuart S. Ahn
Ki Tae Hong
Joon H. Lee
Chang K. Park
Won R. Yoon

CHARTER OF THE AUDIT COMMITTEE

Objective

      The Audit Committee assists the Board in fulfilling its responsibilities for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

Committee Duties and Responsibilities

      The general recurring duties of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

      a) Recommending to the Board for approval the independent auditors to be hired or retained to audit the financial statements of the Company. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the shareholders.

      b) Evaluating, together with the Board and management, the performance of the independent auditors and, where appropriate, replacing such auditors.

      c) Obtaining annually from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.

      d) Pre-approving all Audit and Non-audit Services provided by the Independent Auditor as required by the Sarbanes-Oxley Act of 2002 (Policy to be updated when the SEC promulgates rules as prescribed in the act and rules become effective). The pre-approval of audit and non-audit services may be given at any time up to a year before commencement of the specified service. Pre-approval may be of classes of permitted services, such as “annual audit services,” “tax consulting services” or similar broadly defined predictable or recurring services.

      e) Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matter required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including a review of particularly sensitive accounting estimates, reserves and accruals, judgmental areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited financial statements in the Company’s Annual report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).

      f) Reviewing the annual management letter with the independent auditors.

      g) Establishing in accordance with Section 301 of the Sarbanes-Oxley Act, procedures for the receipt, retention, and treatment of complaints received by Hanmi Bank or Hanmi Financial Corporation regarding accounting, internal controls, or auditing matters.

      At the request of the Audit Committee, the Board of Directors will annually notify all employees that they are to report any significant weaknesses, irregularities or other issues they deem to be questionable regarding accounting, internal controls or auditing matters including regulatory compliance concerns to the audit committee through the audit manager. Employees are informed that they may submit this information on a confidential and anonymous basis.

      The audit manager will then submit information received to the audit committee for determination that the issue is properly resolved. For all matters reported, the audit manager is to immediately inform the audit committee chairman and if the chairman deems the matter to be serious, the committee chairman will call for a special session of the audit committee rather than wait until the next scheduled meeting date to address the issue. The audit manager will maintain records of all complaints and audit committee actions taken regarding submissions received, including discussions covering management’s actions to address matters presented, and any use of additional resources (including legal counsel) needed to resolve issues identified.

      In accordance with Section 806 of the Sarbanes-Oxley Act, protection will be given to employees against discharge, demotion, suspension, threatening, or harassment because of any lawful act done by the employee to provide information or assist in an investigation regarding any conduct that the employee reasonably believes constitutes fraud against shareholders.

      h) Issuing annually a report to be included in the Company’s proxy statement as required by the rules of the Securities and Exchange Commission stating the Committee has reviewed and discussed financial statements with management and the independent auditor.

      i) Overseeing the relationship with the independent auditors, including discussing with the auditors the nature and the rigor of the audit process, receiving and reviewing audit reports, and providing the auditors full access to the Committee (and the Board) to report on any and all appropriate matters.

      j) Discussing with a representative of management and the independent auditors: (1) the interim financial information contained in the Company’s Quarterly Report on Form 10-Q prior to its filing, (2) the results of the review of such information by the independent auditors. (These discussions may be held with the Committee as a whole or with the Committee chair in person or by telephone.)

      k) Overseeing internal audit and independent loan review activities for the corporation and its subsidiaries, including discussing with management and the internal audit manager, the risk control group’s (internal audit and independent loan review) organization, objectivity, responsibilities, plans, results, budgets and staffing. The Committee shall (i) approve the annual internal audit plan including independent loan review procedures; (ii) evaluate the results of significant internal audit observations including independent loan review and related recommendations; (iii) assess the current status of management’s remedial action relating to such recommendations and monitor management’s efforts to correct deficiencies; (iv) review periodic progress on the annual audit plan including independent loan review; and (v) maintain complete and accurate minutes of meetings held.

      l) Reviewing the internal audit charter.

      m) Discussing with management, the internal auditors and independent auditors the quality and the adequacy of and compliance with the Company’s internal controls.

      n) Discussing with management and/or the Company’s general counsel any legal matters (including the status of pending litigation) and/or reports or inquiries from regulatory or governmental agencies that may have a material impact on the Company’s financial statements.

The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

Committee Membership

      (1) The membership of the Committee shall consist of at least five directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment.

      (2) Each Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member shall have accounting or related financial management expertise, all set forth in the applicable rules of the governing agent.

      (3) The Committee shall maintain free and open communication with independent auditors, the internal auditors, and Company management.

      (4) In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company’s accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel.

      (5) Review significant disclosures and reports prepared by management for filing with regulatory agencies other than quarterly call reports or reports requiring review by full board of directors.

      (6) The Committee will provide a copy of written minutes to the full Board of Directors and through its Chairman, comment on activities and recommendations.

      (7) The Committee may retain outside counsel, auditors or other advisors.

      (8) One of the members of the Committee shall be appointed as chair. The chair shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the internal audit manager.

Number of Meetings

      (1) The Committee shall meet at least quarterly, or more frequently as the Committee considers necessary. A majority of the Committee shall constitute a quorum for the transaction of business at meetings held.

      (2) At least once each year the Committee shall have a private meeting with the independent auditors, management and the internal auditors.

OTHER MATTERS

      The Board of Directors knows of no business other than that described herein that will be presented for consideration at the Annual Meeting of Stockholders. If, however, other business shall properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares represented by said proxies on such matters in accordance with the recommendation of the Board of Directors, or in the absence of a recommendation, in accordance with their judgment.

STOCKHOLDER PROPOSALS FOR THE 2004 ANNUAL MEETING

      Any stockholder proposal intended to be included in the Company’s Proxy Statement for the 2004 Annual Meeting must be received by the Company for inclusion in the Proxy Statement and form of proxy for that meeting no later than December 23, 2003. Pursuant to the Company’s Bylaws, any other stockholder proposal to be presented at any annual meeting must be received by the Company’s Secretary not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs. To be in proper form, the stockholder’s notice must contain such information as required by the Company’s Bylaws and applicable law.

      For any proposal that is not submitted for inclusion in next year’s proxy and is instead sought to be presented directly at next year’s annual meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company receives notice of the proposal before the close of business on March 7, 2004, and advises stockholder’s in next year’s proxy about the nature of the mater and how management intends to vote, or does not receive notice of the proposal prior to the close of business on March 7, 2004.

AVAILABILITY OF FORM 10-K

      The Company’s Annual Report containing Form 10-K is included in the mailing with this proxy statement. The Company will provide to any stockholder without charge, upon the written request of that stockholder, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission. Such requests should be addressed to: Yong Ku Choe, Chief Financial Officer at Hanmi Financial Corporation, 3660 Wilshire Boulevard, Suite PH-A, Los Angeles, CA 90010. The Annual Report on Form 10-K includes a list of Exhibits. If you wish to receive copies of the exhibits, we will send them to you. Expenses for copying and mailing will be your responsibility. In addition, the Securities and Exchange Commission maintains an internet site at http://www.sec.gov that contains information we file with them.

By Order of the Board of Directors

/s/ CHUNG HOON YOUK

Chung Hoon Youk
President and Chief Executive Officer

HANMI FINANCIAL CORPORATION
THIS PROXY IS SOLICITATED BY THE BOARD OF DIRECTORS

Revocable Proxy

________________________________________________________________________________

Solicited on behalf of the Board of Directors of Hanmi Financial Corporation (the “Company”) for use at the 2003 Annual Meeting of Stockholders (the “Meeting”) to be held on May 21, 2003, at 10:30 A.M. at 333 Universal Terrace Parkway, Universal City, California.

The undersigned hereby appoints David Kim and Richard B.C. Lee, or each of them, as their attorneys, agents and Proxies, with the full power of substitution, to vote all shares of Common Stock of the company held of record by the undersigned on March 24, 2003 at the Meeting or at any postponements or adjournments thereof, on the items set forth below and in their discretion upon such other business as may properly come before the Meeting.

The Board of Directors recommends a vote in favor of the nominees listed in Item 1.

1.	ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below) ☐	WITHHOLD AUTHORITY (to vote for all nominees listed below) ☐

I Joon Ahn, Joon Hyung Lee, Joseph K. Rho, and Won Ro Yoon

(INSTRUCTION:	To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

2.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

(Continued on reverse side)

     This Proxy, when properly executed, will be voted in the manner directed by the undersigned stockholder. If no direction is given, this proxy will be voted for the nominees listed in Item 1. All proxies heretofore given by the undersigned are hereby revoked. I/we hereby ratify and confirm all that attorneys, agents, and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy. Receipt of the Proxy Statement dated April 21, 2003 is acknowledged.

     Please mark, sign, date and return this Proxy in the accompanying prepaid envelope.

Dated , 2003

Signature

Signature

(Please sign exactly as name appears hereon. If signing as an attorney, executor, administrator, trustee or guardian, please give full title as such, and if signing for a corporation, give your title. When shares are in the names of more than one person, each should sign.)